SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): JANUARY 20, 1999

                     ASCENT ENTERTAINMENT GROUP, INC.
          (Exact name of registrant as specified in its charter)


Delaware                               0-27192              52-1930707
(State or other jurisdiction of      (Commission          (I.R.S. Employer
incorporation or organization)        File No.)          Identification No.)

                    1225 Seventeenth Street, Suite 1800
                          Denver, Colorado  80202
                  (Address of principal executive offices)

                             (303) 308-7000
            (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

     On January 20, 1999, Ascent Entertainment Group, Inc. ("Ascent") sold 90% of the membership interests in its Beacon Communications LLC subsidiary ("Beacon") to two entities (the "Buyers") controlled by Beacon's management and venture capital investors. The purchase price for the 90% interest was $19 million in cash, net of certain adjustments, after which Ascent received approximately $16 million at closing. Ascent is also entitled to receive future cash consideration of approximately $1 million, which Ascent expects
to receive in the first quarter 1999.   After the sale, Ascent has no future
obligations to fund any of Beacon's liabilities or film development or production commitments. The 10% interest in Beacon being retained by Ascent is subject to limited purchase and sale options between Ascent and the Buyers at a price proportionate to the purchase price. In the first quarter 1999, Ascent expects to report a gain of approximately $5 million on the transaction.



SOME OF THE STATEMENTS IN THIS FORM 8-K ARE FORWARD-LOOKING AND RELATE TO ANTICIPATED FUTURE OPERATING RESULTS. FORWARD-LOOKING STATEMENTS ARE BASED UPON ASCENT'S MANAGEMENT'S CURRENT ASSUMPTIONS, WHICH MAY BE AFFECTED BY SUBSEQUENT DEVELOPMENTS AND BUSINESS CONDITIONS, AND NECESSARILY INVOLVE RISKS AND UNCERTAINTIES. THEREFORE, THERE CAN BE NO ASSURANCE THAT ACTUAL FUTURE RESULTS WILL NOT DIFFER MATERIALLY FROM ANTICIPATED RESULTS. READERS SHOULD REFER TO ASCENT'S OTHER DISCLOSURE DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AND QUARTERLY REPORTS ON FORM 10-Q FOR THE FISCAL QUARTERS ENDED OCTOBER 31, 1998, JUNE 30, 1998, AND
MARCH 31, 1998, FOR SPECIFIC DETAILS ON SOME OF THE FACTORS THAT MAY AFFECT OPERATING RESULTS.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     ASCENT ENTERTAINMENT GROUP, INC.


                         By:/s/ Arthur M. Aaron
                              Arthur M. Aaron
                Vice President, Business and Legal Affairs

Date: January 22, 1999